UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On July 17, 2015, Baltic Trading Limited, a Marshall Islands corporation (“Baltic Trading” or the “Company”), Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco” or “Parent”), and Poseidon Merger Sub Limited, a Marshall Islands corporation and an indirect wholly owned subsidiary of Genco (“Merger Sub”), completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger by and among the Company, Genco and Merger Sub, dated as of April 7, 2015, as amended from time to time (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Genco.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the Merger was converted into the right to receive 0.216 shares of common stock, par value $0.01 per share, of Genco (the “Exchange Ratio”). Shares of the Company’s Class B Stock (all of which were owned by a subsidiary of Genco) were canceled in the Merger. Holders of restricted stock awards issued under Baltic Trading’s 2010 Equity Incentive Plan received the same consideration in the Merger as holders of Baltic Trading’s Common Stock. Immediately following the Merger, pre-merger shareholders of Genco owned approximately 84.5 percent of the combined company, and former Baltic Trading shareholders (not including Genco or its subsidiaries) owned approximately 15.5 percent of the combined company.

Trading in the Company’s Common Stock on the New York Stock Exchange (the “NYSE”) ceased at the close of the market on July 17, 2015 in connection with the consummation of the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2015, which is incorporated by reference herein.

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company’s Common Stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NYSE under the symbol “BALT”. On July 17, 2015, the Company requested that in connection with the completion of the Merger, the NYSE file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 on July 20, 2015 or as promptly as practicable thereafter to deregister the Common Stock under Section 12(b) of the Exchange Act and delist the Common Stock from trading on the NYSE.

ITEM 3.03 Material Modifications to the Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 is incorporated by reference herein.

Effective upon the closing of the Merger, the Company’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders of the Company (other than their right to receive the applicable merger consideration).

ITEM 5.01 Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 is incorporated by reference herein.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, all of the members of the Board of Directors of the Company (the “Board”) and all committees thereof, immediately prior to the effective time of the Merger, resigned from such positions. Effective upon the consummation of the Merger, John C. Wobensmith and Apostolos D. Zafolias became the sole members of the Board.

As previously disclosed in the Company’s current report on Form 8-K filed with the SEC on May 1, 2015, effective immediately prior to the consummation of the Merger, Mr. Wobensmith, President and Chief Financial Officer of the Company prior to such time, and the Company waived all rights under Mr. Wobensmith’s employment agreement with the Company dated December 19, 2013, as amended, and such employment agreement was terminated and is of no further effect as of such time.

Effective upon the consummation of the Merger, Mr. Wobensmith was appointed President and Treasurer of the Company, and Mr. Zafolias was appointed Chief Financial Officer, Vice President and Secretary of the Company.

Apostolos D. Zafolias, 36, has served as Genco’s Chief Financial Officer since December 19, 2014. Mr. Zafolias has been employed with Genco since May 2005. Since July 2013, Mr. Zafolias had served as Genco’s Executive Vice President of Finance, playing an integral part in the execution of its finance strategy. Mr. Zafolias has 10 years of experience in the shipping industry with a focus on mergers and acquisitions, commercial bank financing, debt and equity capital markets transactions, and SEC reporting. Before being appointed Executive Vice President of Finance, Mr. Zafolias held various finance leadership positions at Genco. He has a bachelor of science degree from Babson College and holds the Chartered Financial Analyst designation.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective upon the closing of the Merger, the certificate of incorporation and bylaws of the Company, each as amended, were amended and restated in their entirety to be, in each case, in a form appropriate for a wholly-owned subsidiary.

The foregoing description of the amended and restated certificate of incorporation and bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the certificate of incorporation and bylaws of the Company which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated into this report by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On July 17, 2015, Baltic Trading held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders of record as of June 8, 2015, the record date for the Annual Meeting, were entitled to vote 52,255,241 shares of the Company’s Common Stock, each having one vote per share, and 6,356,471 shares of the Company’s Class B Stock (“Class B Stock”), each having fifteen votes per share. Holders of Common Stock and Class B Stock voted together as a single class on all matters presented for a vote at the Annual Meeting; in addition, the proposal to approve and adopt the Merger Agreement and approve the Merger required the affirmative vote of holders of a majority of Baltic Trading Common Stock and Class B Stock outstanding and entitled to vote thereon excluding Genco, its subsidiaries (including the sole holder of Class B Stock), and directors and officers of Baltic Trading who are also directors or officers of Genco (such excluded shareholders, the “excluded shareholders”), voting separately. A total of 48,824,390 shares of Common Stock (93.43% of all such shares entitled to vote at the Annual Meeting) and 6,356,471 shares of Class B Stock (100% of all such shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, the shareholders of the Company (i) approved and adopted the Merger Agreement and approved the Merger, (ii) elected two director nominees as Class II Directors to hold office until the earlier of the 2018 Annual Meeting of Shareholders of the Company or consummation of the merger, (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ended December 31, 2015, (iv) approved a non-binding, advisory resolution regarding certain compensation arrangements for Baltic Trading’s named executive officers in connection with the Merger and (v) approved a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies in connection with the approval and adoption of the Merger Agreement and the approval of the Merger. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Approval of Merger

The shareholders of the Company approved and adopted the Merger Agreement and approved the Merger.

The voting results, including the excluded shareholders, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,667,800	8,268,017	844,755	9,390,883

The voting results, excluding the excluded shareholders, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,664,947	8,268,017	844,755	9,390,883

Election of Directors

The shareholders of the Company elected each of the director nominees proposed by the Board. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Edward Terino	125,064,145	9,716,427	0	9,390,883
George Wood	123,122,234	11,658,338	0	9,390,883

Ratification of Appointment of Independent Certified Public Accountants

The shareholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ended December 31, 2015. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
142,717,639	558,888	894,928	0

Advisory Vote on Merger-Related Executive Compensation

The shareholders of the Company approved a non-binding, advisory resolution regarding certain compensation arrangements for Baltic Trading’s named executive officers in connection with the Merger. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
121,044,413	12,771,157	965,002	9,390,883

Adjournment Proposal

The shareholders of the Company approved a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies in connection with the approval and adoption of the Merger Agreement and the approval of the Merger. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,745,850	10,002,074	1,423,531	0

ITEM 8.01 Other Events.

On July 17, 2015, in connection with those certain agreements entered into by Baltic Trading and certain of its wholly owned subsidiaries on July 14, 2015 (the “Amendment and Consent Agreements”) to amend, provide consents under, or waive certain provisions of Senior Secured Loan Agreements, each dated as of October 8, 2014 (the “2014 Term Loan Facilities”), among each of Baltic Hornet Limited and Baltic Wasp Limited, wholly owned subsidiaries of Baltic Trading, as borrowers, the lenders from time to time party thereto, ABN AMRO Capital USA LLC, as administrative and security agent and the other parties thereto; the Senior Secured Loan Agreement, dated as of August 30, 2013 (the “$22 Million Term Loan Facility”), among Baltic Hare Limited and Baltic Fox Limited, wholly owned subsidiaries of Baltic Trading, as borrowers, DVB Bank SE, Germany, as administrative and security agent and the other parties thereto; and the Senior Secured Credit Agreement, dated as of December 31, 2014 (the “$148 Million Credit Facility” and, together with the 2014 Term Loan Facilities and the $22 Million Term Loan Facility, each a “Facility” and collectively the “Facilities”), among Baltic Trading, as borrower, the lenders from time to time party thereto, Nordea Bank Finland PLC, New York Branch, as administrative and security agent, and the other parties thereto, Genco executed a guaranty of the obligations of the borrowers under each Facility (collectively, the “Genco Guarantees”). The execution of the Genco Guarantees, together with certain other items that were previously delivered, satisfied all conditions to the effectiveness of all provisions of the Amendment and Consent Agreements.

The Amendment and Consent Agreements and the Genco Guarantees are further described in the Company’s Current Reports on Form 8-K filed on July 14, 2015, which are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Baltic Trading Limited Second Amended and Restated Articles of Incorporation, adopted July 17, 2015.

3.2	Baltic Trading Limited Second Amended and Restated By-Laws, adopted July 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2015

BALTIC TRADING LIMITED

By	/s/ John C. Wobensmith
John C. Wobensmith
President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Baltic Trading Limited Second Amended and Restated Articles of Incorporation, adopted July 17, 2015.

3.2	Baltic Trading Limited Second Amended and Restated By-Laws, adopted July 17, 2015.